UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On September 8, 2014, Flowserve Corporation (the “Company”) announced that Lynn L. Elsenhans, former Executive Chairman, President and Chief Executive Officer of Sunoco, Inc., has been elected by the Company’s Board of Directors (the “Board”) as a new member of the Board, effective September 8, 2014. Ms. Elsenhans, 58, served as Executive Chairman of Sunoco, Inc., a petroleum, petrochemical logistics and retail company, from January 2009 until May 2012, and as Chief Executive Officer and President from August 2008 until March 2012. She also served as Chairman of Sunoco Logistics Partners L.P. from October 2008 until May 2012, and as Chief Executive Officer from July 2010 until March 2012. Prior to her service with Sunoco, she worked for Royal Dutch Shell in various capacities for more than 28 years including as executive vice president of global manufacturing. Ms. Elsenhans fills the newly created directorship resulting from the increase in Board members under the Company’s By-Laws disclosed in Item 5.03 below. In connection with her election to the Board, Ms. Elsenhans has also been appointed as a member of the Finance Committee and the Organization and Compensation Committee of the Board. She is expected to be nominated for reelection by the Company’s shareholders at the 2015 annual meeting of shareholders.

The Board has made an affirmative determination that Ms. Elsenhans qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s standards for director independence. There have been no transactions directly or indirectly involving Ms. Elsenhans that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Ms. Elsenhans will be compensated for her service on the Board in accordance with the Company’s compensatory and other arrangements for non-employee directors, which are described in detail in the Company’s definitive proxy statement dated April 11, 2014, under the heading “Board of Directors Compensation”.

A copy of the press release issued by the Company announcing the election of Ms. Elsenhans is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 8, 2014, the Board voted to amend the Company’s By-Laws. Article III, Section 2 of the By-Laws, which sets forth the number of directors of the Company, was amended by the Board to increase the number of directors of the Company from eleven to twelve.

The foregoing description of the amendment contained in the By-Laws is qualified in its entirety by reference to the full text of, and should be read in conjunction with, the By-Laws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated effective September 8, 2014.

99.1	Press release, dated September 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: September 8, 2014	By:	/S/ CAREY A. O’CONNOR
Carey A. O’Connor Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated effective September 8, 2014.

99.1	Press release, dated September 8, 2014